Exhibit 10.11

ADVANCED DRAINAGE SYSTEMS, INC.

2013 Stock Option Plan

This is the 2013 Stock Option Plan (the “Plan”) of Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), effective as of August 6, 2013 and amended as of June 18, 2014.

§1. Purpose of Plan. The purposes of the Plan are (a) to afford an incentive to officers and other key employees of the Company and its subsidiaries, (b) to encourage stock ownership by key employees so that such key employees may acquire or increase their proprietary interest in the success of the Company and its subsidiaries, and (c) to encourage key employees to remain in the employ of the Company and its subsidiaries. It is intended that options granted pursuant to the Plan shall not constitute incentive stock options within the meaning of §422 of the Internal Revenue Code of 1986, as amended, except to the extent otherwise expressly designated by the Board (as defined below), and the terms of the Plan shall be interpreted in accordance with such intention.

§2. Shares Under the Plan. The shares of stock subject to any option granted pursuant to the Plan shall be shares of the Common Stock, $.01 par value, of the Company (“Shares”). The aggregate number of Shares which may be subject to, and issued under, options granted pursuant to the Plan shall not exceed seven hundred six thousand (706,000) Shares, subject to adjustment as provided in §6(i); provided, however, that, with respect to any incentive stock options, the maximum aggregate fair market value (determined as of the time the option is granted) of all stock with respect to which incentive stock options may be exercisable by an optionee for the first time in any calendar year under the Plan and any other incentive stock option plan of the Company or any of its subsidiaries shall not exceed $100,000. Any Shares issued upon exercise of options granted under the Plan may be authorized and unissued Shares or Shares held by the Company in its treasury. In the event that any outstanding option under the Plan expires, is terminated, or (with the consent of the optionee) is canceled, those Shares allocable to the unused portion of such option may thereafter be subject to new options granted pursuant to the Plan.

§3. Administration. The Plan shall be administered by the board of directors of the Company (the “Board”). Subject to the provisions of the Plan, the Board shall in its discretion:

(a) Determine the key employees who shall be granted options under the Plan and the number of Shares to be subject to each such option, except that options granted to members of the Board shall be subject to the approval of a majority of the disinterested directors of the Company;

(b) Determine the time or times at which options shall be granted;

(c) Determine the option price of the Shares subject to each option;

(d) Determine the time or times at which each option shall become exercisable and the duration of the exercise period;

(e) Specify additional conditions to the grant and exercise of any option, except that, with respect to any incentive stock options, the Board shall not impose any condition that will cause an option issued hereunder to fail to qualify as an incentive stock option as defined in §422 of the Internal Revenue Code of 1986, as amended; and

(f) Interpret the provisions of the Plan or any option granted pursuant to the Plan, with any such interpretation being final, conclusive and binding upon the Company and all optionees.

No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant to the Plan.

§4. Eligible Employees. The persons who shall be eligible to be granted options shall be such officers and other key employees (whether or not they are also directors) of the Company or any of its subsidiaries as the Board shall select from time to time; provided, however, that, with respect to any incentive stock options, no key employee shall be granted an option pursuant to the Plan (a) if such key employee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries unless the option price pursuant to any such option is at least 110% of the fair market value of the Shares subject to the option at the time such option is granted and such option is not exercisable by its terms after the expiration of five years from the date such option is granted; or (b) if such key employee does not execute at the time of the grant, if such key employee has not already done so, a non-competition and non-disclosure agreement in form and substance acceptable to the Company.

§5. Effective Date of Plan. The Plan shall be effective upon adoption of the Plan by the Board. If any incentive stock options have been granted within one year after the Plan’s adoption by the Board, the Plan shall be submitted to the stockholders of the Company for approval within such one-year period and, if the Plan shall not be approved by the stockholders of the Company within said period, any such grants of incentive stock options shall be void and of no effect. Any option granted pursuant to the Plan shall be granted within ten years from the effective date of adoption and for any period of exercise permitted under §6(e).

§6. Terms and Conditions of Options. Each option granted pursuant to the Plan shall be evidenced by a written option agreement (the “Option Agreement”) between the optionee and the Company in such form as the Board shall from time to time approve. The Option Agreement shall contain such terms and conditions as the Board shall deem appropriate, subject to the terms and conditions set forth below:

(a) Optionee’s Employment. The Option Agreement may provide that the optionee agrees to enter into an employment agreement with the Company or its subsidiaries in form and substance satisfactory to the Company as a condition to grant of an option. The Option Agreement may provide that the optionee agrees that remaining in the employ of, and rendering services to, the Company or its subsidiaries for a specified period of time as a condition to exercise of an option. The Option Agreement shall not impose upon the Company or its subsidiaries any obligation to retain the optionee in their employ for any period.

(b) Number of Shares. The Option Agreement shall set forth the number of Shares subject to the option or options granted to the optionee pursuant to the Plan.

(c) No Obligation to Exercise. The Option Agreement shall provide that there is no obligation on the optionee to exercise any option.

(d) Option Price. The Option Agreement shall set forth the option price per Share as determined by the Board, which price shall not be less than 100% of the fair market value per Share on the date the option is granted (110% in the case of any key employee who is granted an incentive stock option and who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries).

(e) Period of Exercise. The period for exercise of each option shall be set forth in the Option Agreement and shall not permit exercise of the option after the expiration of ten years from the date such option is granted by the Board.

(f) Medium and Time of Payment. The option price shall be payable upon exercise of the option and must be paid in full in cash, Shares, a combination of cash and Shares or such other consideration as the Board may from time to time determine to be acceptable. No stock certificates shall be issued until full payment therefor has been received by the Company.

(g) Exercise of Options. The Option Agreement shall provide for (and may limit or restrict) the date or dates and the conditions on which the options may be exercised. The Option Agreement may provide for exercise of the options in installments on such terms and conditions as the Board may determine.

(h) Conditions. The Option Agreement shall provide that exercise of the option (in whole or in part) and the issuance of Shares pursuant thereto shall be contingent upon (i) the execution by the optionee (and the acceptance as binding) of the Amended and Restated Stockholders’ Agreement dated as of September 27, 2010, as amended from time to time (the “Stockholders’ Agreement”) between certain stockholders of the Company; and (ii) such additional conditions as the Board shall in its discretion specify, subject to the limitations contained in §3(e).

(i) Adjustment. The Option Agreement may contain such provisions as the Board considers appropriate to adjust the number of Shares subject to an option (or the option price) in the event of a stock dividend, stock split, reorganization, recapitalization, combination of Shares, merger, consolidation, or any other change in the corporate structure or Shares of the Company or any other transaction to which the Company is a party. If any such adjustment is made, the number of shares of stock or securities subject to the provisions of the Plan thereupon shall be adjusted correspondingly. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive upon the Company and all optionees. The grant of an option pursuant to the Plan shall not affect the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

(j) Reload Option. In the event that an optionee exercises an option and pays some or all of the option price with Shares, such optionee shall be granted a reload option to purchase the number of Shares equal to the number of Shares used as payment of the option price, with such reload option to be granted at the time and subject to the limitation described below. The grant date for the reload option shall be the next date during the month of July on which the Board holds a meeting of the Board or, if the Board does not hold a meeting of the Board during the month of July, the next date thereafter on which the Board holds a meeting of the Board, whether or not during the same calendar year in which the original option is exercised. Options granted to optionees pursuant to this §6(j) shall have the terms and conditions described in this §6, including this §6(j) and shall be subject to the eligibility requirements set forth in §4. Reload options shall be granted pursuant to this §6(j) only to the extent that the number of shares covered by all such option grants (and the value of prior option grants to such optionee), do not exceed the limitations set forth in §2 hereof. If the overall limitation of five hundred thousand (500,000) shares would be exceeded by operation of this §6(j), each optionee entitled to receive a reload option under this §6(j) shall have the number of Shares subject to such option reduced appropriately and proportionately (i.e., by the same percentage) such that the overall share limitation set forth in §2 will not be exceeded.

§7. Rights as a Stockholder. An optionee or a transferee of an option shall have no rights as a stockholder with respect to any Shares subject to such option until the date of the issuance of a stock certificate for such Shares.

§8. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor. Options for Shares subject to lapsed options may be granted to other eligible key employees by the Board at any time during the period permitted under §5. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted to the optionee under the Plan.

§9. Indemnification of Board. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or other proceeding to which any of them may be a party as a result of any action or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid in satisfaction of a judgment in any such action, suit or other proceeding; provided, however, that any such member of the Board shall not be indemnified for any such expenses or amounts relating to matters as to which it is determined in such action, suit or other proceeding that such member of the Board is liable for negligence or misconduct in the performance of his or her duties.

§10. Amendment of Plan. The Board may, with respect to any Shares not subject to options at such time, suspend, discontinue, revise or amend the Plan in any respect for any purpose which it may deem advisable; provided, however, that the Board shall not, without the approval of the stockholders of the Company, increase the aggregate number of Shares subject to the Plan, change the designation of the class of key employees eligible for participation in the Plan, permit the issuance of options with an option price of less than 100% of the fair market value of the Shares on the date the option is granted, or otherwise amend the Plan in any manner that will cause options issued thereunder to fail to qualify as incentive stock options as defined in §422 of the Internal Revenue Code of 1986, as amended, to the extent that they are expressly intended by the Board to so qualify.

§11. Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to options granted under the Plan shall be used for general corporate purposes.

§12. Name of Plan. The Plan shall be known as the Advanced Drainage Systems, Inc. 2013 Stock Option Plan.

§13. Definitions. As used in the Plan or any Option Agreement:

(a) “Change in Control” means the occurrence of a transaction or series of transactions following which less than a majority of the voting power of the Company or a Successor Entity is held by the Persons who hold the same with respect to the Company immediately prior to such transaction or series of transactions.

(b) “Person” means any individual, legal entity, partnership, estate, trust, association, organization or governmental body.

(c) “Successor Entity” means any successor entity to the Company in a merger of the Company, in a sale of all or substantially all of the assets of the Company or in any other such transaction involving the Company.

[End of Plan]